Exhibit 99.1

Safe Harbor Financial Restructures Certain Deferred Consideration Obligations in Connection With 2022 Acquisition of Abaca

Agreement Reduces Dilution, Provides Long Term Benefits to Company and Shareholders

GOLDEN, Colo., October 27, 2023 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and providing credit to the regulated cannabis industry, announced today the restructuring of certain deferred consideration payable to the shareholders of Rockview Digital Solutions, Inc, d/b/a Abaca (“Abaca”), a cannabis-focused financial technology platform that was acquired by Safe Harbor in a transaction that closed on November 16, 2022. The combination of Safe Harbor’s access to a wide range of financial service offerings and Abaca’s industry-leading fintech software solutions has produced a comprehensive and streamlined banking solution for cannabis operators nationwide. The enhanced Safe Harbor fintech platform now offers desktop and mobile banking, treasury management, payment processing, cash handling, and logistics, as well as new interest-bearing and credit products announced earlier this year.

The restructured terms provide for: (i) a $2.00 conversion price on the $11.67 million in stock currently owed to Abaca shareholders, resulting in the issuance of 5,835,822 shares of SHF Holdings common stock, reducing anticipated dilution; (ii) the delivery of warrants to the Abaca shareholders to purchase up to 5 million shares of Company class A common stock at an exercise price of $2.00 per share; and (iii) a payment of $1.5 million in October 2025, which may be payable in stock, cash, or the combination of both, at the Company’s option. The $3 million in cash consideration scheduled to be distributed to Abaca shareholders in both 2023 and 2024 remains unchanged.

In a joint statement from Sundie Seefried, Founder and Chief Executive Officer of Safe Harbor and Dan Roda, Executive Vice President and Chief Operating Officer of Safe Harbor and former Co-Founder and CEO of Abaca said, “This restructuring is a win-win for shareholders of both companies, ensuring both the long-term viability of Safe Harbor and the serviceability of the remaining consideration obligations owed to the Abaca shareholders in connection with last year’s acquisition. With the successful completion of this transaction, we can focus on executing on the next phase of our growth strategy, further cementing our position as the leading facilitator and provider of financial services to the U.S. cannabis industry.”

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing approximately 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Now in its ninth year, Safe Harbor has facilitated more than $20 billion in deposit transactions for businesses with operations spanning over 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry; proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; laws and regulations, and guidance related to the cannabis industry impacting Safe Harbor’s business operations; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s value, projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson

safeharbor@kcsa.com